Exhibit 10(j)(iii)



                               AMENDMENT NO. 2 TO

                               STATE BANCORP, INC.

                           DIRECTOR STOCK PLAN (1998)

                            AS ADOPTED JUNE 24, 2003



         Effective as of July 1, 2003, Section 4 of the State Bancorp, Inc. Director Stock Plan (1998) is deleted and the following substituted in its place and stead:

         "Section 4.  Eligibility and Extent of Participation.

         (a) The persons eligible to receive awards under the Plan ("Eligible Person") shall consist of each director of the Company (each, a "Director") and the person then occupying the office of Secretary to the Board of Directors (the "Secretary"), provided that any person who is an employee of the Company or its affiliated companies shall not be an Eligible Person and further provided that any person who has, within one year immediately preceding the determination of such person's eligibility, received any award under any plan of the Company or its affiliated companies that entitles participants thereon to acquire stock, stock options, or stock appreciation rights of the Company or its affiliated companies (other than any dividend reinvestment plan offered to shareholders of the Company generally) shall not be an Eligible Person. Each holder of an award granted hereunder shall hereinafter be referred to as a "Participant".

         (b) On January 1, 1999 and on January 1, 2000, each person who is an Eligible Person shall be granted an award of 100 share credits in respect of the preceding Award Year except that if the Eligible Person was not a Director or the Secretary for all of such Award Year, the size of the award shall be pro rated based on the number of months in such Award Year during which such Eligible Person was either a Director or the Secretary. If an Eligible Person retires, resigns, dies or otherwise ceases to be a Director or the Secretary prior to the end of the annual meeting of stockholders of the Company, there shall be granted, effective as of the first day of the month after such person's termination of service as a director of the Company, an award of 8-1/3 share credits for each month during the Award Year such was a Director or the Secretary.

         (c) On January 1, 2001, on January 1, 2002 and on January 1, 2003, each person who is an Eligible Person shall be granted an award of 200 share credits in respect of the preceding Award Year except that if the Eligible Person was not a Director or

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          the Secretary for all of such Award Year, the size of the award shall be pro rated based on the number of months in such Award Year during which such Eligible Person was either a Director or the Secretary. If an Eligible Person retires, resigns, dies or otherwise ceases to be a Director or the Secretary prior to the end of the annual meeting of stockholders of the Company, there shall be granted, effective as of the first day of the month after such person's termination of service as a director of the Company, an award of 16-2/3 share credits for each month during the Award Year such person was a Director or the Secretary.

         (d) On January 1, 2004, each person who is an Eligible Person shall be granted an award of share credits in respect of the preceding Award Year calculated as follows: (i) for the period commencing January 1, 2003 and ending June 30, 2003, an award of 100 share credits; and (ii) for the period commencing July 1, 2003 and ending December 31, 2003 an award of share credits equal in amount to the quotient of the division of $7,000.00 by the market value of a share of Stock, determined on the basis of the last reported sale price of a share of Stock on December 31, 2003, on the securities exchange on which the Stock is then listed, except that if the Eligible Person was not a Director or Secretary for all of such period, the size of the award shall be pro-rated based on the number of months in such period during which the eligible person was either a Director of the Secretary.

         (e) Effective as of January 1 of each calendar year commencing January 1, 2005, each person who is an Eligible Person shall be granted an award of share credits in respect of the preceding Award Year equal in amount to the quotient of the division of $14,000.00 by the market value of a share of Stock, determined on the basis of the last reported sale price of a share of Stock, on the last business day of the preceding calendar year, of a share of Stock on the securities exchange on which the Stock is then listed, except that if the Eligible Person was not a Director or Secretary for all of such Award Year, the size of the award shall be pro-rated based on the number of months in such Award Year during which such person was either Director or the Secretary.

         (f) For purposes of this Section 4, a part of a month shall be treated as a month and an Award Year shall mean the period from January 1 of each calendar year to December 31 of the same calendar year."


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